UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 17, 2009
THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (781) 749-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
     On April 22, 2009, The Talbots, Inc. (“Talbots” or the “Company”) and The Norinchukin Bank (“Norinchukin”) entered into a Short Term Loan Agreement (the “Agreement”), dated as of April 17, 2009. Under the terms of the Agreement, Talbots existing $28 million revolving credit facility from Norinchukin, which was scheduled to mature on April 17, 2009, has been converted to an unsecured term loan (the “Loan”) with a maturity date of the earlier of (i) December 29, 2009 or (ii) such earlier date on which the Loan becomes due and payable (whether at stated maturity, by mandatory prepayment, by acceleration, or otherwise) in accordance with the terms of the Agreement. Interest on the Loan will be payable monthly at a rate as determined by Norinchukin to be their cost of funds plus 100 basis points. Under the terms of the Agreement, Talbots may not incur, assume, guarantee or otherwise become or remain liable with respect to any indebtedness (other than permitted indebtedness or securitization transactions each as defined in the Agreement). Written consent of the lender in its discretion will be required prior to, among other things, incurrences of indebtedness or liens (other than as permitted in the Agreement), merger or other consolidations of the Company, certain asset dispositions, and dividends and other restricted payments, all on terms (and exceptions) set forth in the Agreement. The Agreement contains representations, warranties and covenants relating to the Company and its subsidiaries that are usual and customary for transactions of this nature or required by the lender for this transaction in particular, and the Agreement provides for events of default, including failure to pay principal and interest when due and failure to perform or violation of the provisions of the Agreement.
     The foregoing summary is subject in all respects to the actual terms of the Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K. Please note that the representations and warranties of each party set forth in the Agreement as well as in the Company’s other credit facilities and related agreements (and all amendments thereto) heretofore entered into and filed with the SEC have been made solely for the benefit of the other party or parties to the respective agreements, and should not be relied upon to provide investors with any other factual or disclosure information regarding the parties or their respective businesses.
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Short Term Loan Agreement, dated as of April 17, 2009, between The Talbots, Inc. and The Norinchukin Bank

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Dated: April 23, 2009	By:	/s/ Michael Scarpa
		Name:	Michael Scarpa
		Title:	Chief Operating Officer, Chief Financial Officer, and Treasurer

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